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                                                                    EXHIBIT 23.3


               [LETTERHEAD OF VITALE, CATURANO AND COMPANY, P.C.]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Board of Directors
Exult, Inc.

As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in this amendment to the registration statement.

                                          /s/ VITALE, CATURANO AND COMPANY, P.C.
                                          --------------------------------------
                                              Vitale, Caturano and Company, P.C.


May 30, 2000
Boston, Massachusetts